Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Carl M. Casale, Timothy N. Skidmore and Theresa M. Egan his or her true and lawful attorney-in-fact and agent, with full power to each act without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S‑8 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto, relating to the CHS Inc. Deferred Compensation Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed on the 8th day of July, 2016 by the following persons:

Signature	Title

/s/ Carl M. Casale Carl M. Casale	President and Chief Executive Officer (principal executive officer)
/s/ Timothy N. Skidmore Timothy N. Skidmore	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Theresa M. Egan Theresa M. Egan	Vice President of Accounting and Corporate Controller (principal accounting officer)
/s/ David Bielenberg David Bielenberg	Chairman of the Board of Directors
/s/ Donald Anthony Donald Anthony	Director
/s/ Robert Bass Robert Bass	Director
/s/ Clinton J. Blew Clinton J. Blew	Director
/s/ Dennis Carlson Dennis Carlson	Director
/s/ Curt Eischens Curt Eischens	Director
/s/ Jon Erickson Jon Erickson	Director

/s/ Steve Fritel Steve Fritel	Director
/s/ Alan Holm Alan Holm	Director
/s/ David Johnsrud David Johnsrud	Director
/s/ David Kayser David Kayser	Director
/s/ Randy Knecht Randy Knecht	Director
/s/ Greg Kruger Greg Kruger	Director
/s/ Edward Malesich Edward Malesich	Director
/s/ Perry Meyer Perry Meyer	Director
/s/ Steve Riegel Steve Riegel	Director
/s/ Dan Schurr Dan Schurr	Director